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Exhibit 99.1

News Release

Contact:	Kim Tilo Aspeon, Inc. 949.440.8020 or investor@aspeon.com

FOR IMMEDIATE RELEASE

APPEAL TAKEN IN ASPEON SHAREHOLDER SUIT

ASPEON REPORTS PRE-AUDIT FINANCIAL RESULTS
FOR THE FISCAL YEAR ENDED JUNE 30, 2001

    IRVINE, CA—October 15, 2001—Aspeon, Inc. today announced that the plaintiffs in the class action suit previously filed against the Company, its Chief Executive Officer and its former Chief Financial Officer, have taken an appeal from the order of the United States District Court which dismissed the suit with prejudice and entered judgment in favor of the Company and its officers. Richard Stack, Aspeon's Chief Executive Officer, said, "We believe that the plaintiff's claims are without merit and we intend to vigorously oppose the appeal."

    The Company also announced pre-audit financial results for the fiscal year ended June 30, 2001. The Company reported an anticipated loss of approximately $51.7 million for the year ended June 30, 2001, as compared to a loss of $9.3 million for the year ended June 30, 2000. For the year ended June 30, 2001, the Company expects sales of approximately $61.1 million, as compared to $81.0 million for the prior year. The financial results reported in this release are subject to audit and therefore may change by a material amount, although the Company believes that these amounts are realistic estimates of the final figures.

    The Company's auditors, BDO Seidman, LLP, have not had access to the working papers of the Company's previous auditors for the fiscal years ended June 30, 1999 and 2000, and therefore, BDO Seidman has not been able to complete its audit of the Company's financial statements for the fiscal year ended June 30, 2001. Without access to the prior years working papers, the Company's auditors are able only to express an opinion on the balance sheet as at June 30, 2001 and the auditors are not able to express an opinion on the Company's other financial statements for the fiscal year ended June 30, 2001. As previously reported by the Company, the Company and its Chief Executive Officer have initiated a lawsuit against the Company's former auditors.

    Until such time that the Company's auditors are able to complete their audit of the Company's financial statements for the fiscal year ended June 30, 2001, the Company will face certain consequences, including that the Company will not be able to file its Annual Report on Form 10-K with the Securities and Exchange Commission, the Company will not be able to hold its annual stockholder meeting, and stockholders of the Company will not be able to rely upon Rule 144 or 145 of the Securities Act of 1933 for the resale of restricted securities. The Company is exploring alternatives as to how it might be possible to proceed, however no assurances can be made that the Company's auditors will be able to complete their audit of the Company's financial statements for the fiscal year ended June 30, 2001.

    In announcing the results, Richard Stack, the Company's Chief Executive Office, said "this has been a year of consolidation for us. We were faced with a number of challenges to which we have had to devote much of our attention, including managing our business under severe cash constraints, defending against the shareholder lawsuit, negotiating with our preferred stockholder to restructure its equity position in the Company, hiring new auditors, initiating a lawsuit against our former auditors, and restructuring our application service provider (ASP) business to eliminate the cash drain it was generating. Despite these challenges, we have continued to create new industry standards with our

Javelin Point of Sale terminals and we are devoting ourselves to increasing our product sales with the goal of returning the Company to profitability".

    Included in the loss before income taxes for the fiscal year ended June 30, 2001 were the following:

Impairment of Goodwill	$23,531,000
Increase in reserves for inventory & accounts receivable	$3,271,000
Default interest and penalties on preferred shares	$1,468,000
Amortization of Goodwill	$1,603,000
Net loss from operation in the ASP business	$10,975,000

    On the following unaudited balance sheet of the Company as of June 30, 2001, there is included as a current liability an amount of $13,969,000 representing the balance owing under the preferred share agreement that currently is in default. In the event that a proposed settlement is reached with the preferred stockholder, this amount will be significantly reduced and the majority of the amount remaining will be classified as long-term debt.

    A table containing abbreviated unaudited financial statements of the Company is attached.

About Aspeon, Inc.

    Aspeon Inc. is a leading manufacturer and provider of point-of-sale (POS) systems, services and enterprise technology solutions for the retail and foodservice markets. Visit Aspeon at www.aspeon.com.

    Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the intent, belief or current expectations of Aspeon and its management regarding the company's strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including, the ability of Aspeon's auditors to complete their audit of Aspeon's financial statements for the fiscal year ended June 30, 2001, Aspeon's ability to return to profitability, the continued forbearance of Aspeon's lenders and creditors, the successful restructuring of Aspeon's Preferred Stock, the outcome of litigation filed against Aspeon and Aspeon's ability to raise funds from additional debt and/or capital, and our competitive environment, economic and other conditions in the markets in which we operate, changes in laws, changes to or clarifications of accounting rules or approaches and/or their applications, the size and timing of customer orders, delays in new product enhancements and new product and/or service introductions, quality control difficulties, changes in market demand, and other risks discussed in the company's filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference. Such forward-looking statements represent management's current expectations and are inherently uncertain. The company's actual results and performance may differ materially. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ASPEON, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2000	June 30, 2001
		Unaudited
ASSETS
Current assets:
Cash and short term investments	$9,878,400	$1,179,100
Accounts receivable—net of allowance for doubtful accounts	12,856,000	6,502,900
Inventories	20,666,300	7,184,600
Other current assets	4,669,300	1,073,500

Total current assets	48,070,000	15,940,100
Property and equipment, net	5,525,900	3,136,400
Goodwill	36,627,700	11,224,900
Other assets, net	1,559,900	330,900

Total assets	$91,783,500	$30,632,300

LIABILITIES, MANDATORILY REDEEMABLE SECURITIES, AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$3,189,000	$967,800
Mandatorily redeemable preferred stock (in default)	—	13,969,200
Accounts payable and accrued expenses	17,847,800	13,910,600
Current maturities of long-term debt	1,037,600	590,100
Other current liabilities	2,772,800	2,261,900

Total current liabilities	24,847,200	31,699,600
Long-term debt, net of current portion	305,200	857,300
Other	2,145,600	35,300

Total liabilities	27,298,000	32,592,200

Mandatorily redeemable preferred shares and warrants	10,336,000	3,426,600
Stockholders' equity:
Common stock and additional paid-in capital	65,143,300	65,178,000
Accumulated deficit and comprehensive loss	(10,993,800)	(70,564,500)

Total stockholders' equity	54,149,500	(5,386,500)

Total liabilities, mandatorily redeemable securities, and stockholders' equity	$91,783,500	$30,632,300

ASPEON, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	June 30, 2000	June 30, 2001
		Unaudited
Revenues	$81,045,200	$61,110,598
Cost of revenues	61,273,900	55,362,260

Gross profit	$19,771,300	$5,748,338
Operating expenses:
Research and development	1,968,000	1,285,225
Selling, general and administrative	27,586,700	32,326,581
Impairment charge	—	23,530,961

Total operating expenses	29,554,700	57,142,767

Loss from operations	$(9,783,400)	$(51,394,429)
Interest expense and other income—net	(467,300)	(1,008,929)

Loss before income taxes	$(10,250,700)	$(52,403,358)
Income taxes (expense) benefit	949,500	(159,223)

Net loss before cumulative effect of accounting change	$(9,301,200)	$(52,562,581)
Cumulative effect of accounting change	—	817,600

Net loss	$(9,301,200)	$(51,744,981)
Accretion of mandatorily redeemable preferred stock discount and dividends	(6,090,500)	(7,192,000)

Net loss available to common stockholders	$(15,391,700)	$(58,936,981)

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ASPEON REPORTS PRE-AUDIT FINANCIAL RESULTS FOR THE FISCAL YEAR ENDED JUNE 30, 2001
ASPEON, INC. CONSOLIDATED BALANCE SHEETS
ASPEON, INC. CONSOLIDATED STATEMENTS OF OPERATIONS